Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
Frank Martell
203-517-3104
fmartell@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

SECOND QUARTER AND FIRST HALF 2008 FINANCIAL RESULTS

First Half Revenues up 13% to $96.2 Million;

Second Quarter Revenues Up 20% to $50.7 Million

First Half EBITDA up 77% to $15.1 Million;

Second Quarter EBITDA Up 62% to $8.1 Million

First Half Operating Income up 164% to $9.5 Million;

Second Quarter Operating Income More Than Doubles To $5.6 Million

Diluted First Half and Second Quarter Cash EPS of $0.31 and $0.17, Respectively,

A Threefold Year-Over-Year Increase

STAMFORD, Conn., August 11, 2008 — Information Services Group, Inc. (ISG) (NASDAQ: III, IIIIU, IIIIW), an industry-leading, information-based services company, today announced financial results for the second quarter ended on June 30, 2008.

ISG completed the acquisition of TPI, the largest sourcing data and advisory firm in the world, on November 16, 2007.  For the periods prior to the acquisition of TPI, ISG was a special purpose acquisition company and therefore had no operations.  For periods prior to the acquisition, TPI is deemed the accounting predecessor to ISG.  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the second quarter and first half of fiscal 2008 and 2007.   To ensure appropriate comparability between 2008 and 2007, proforma results have been prepared for the second quarter and first half of 2007 on the basis that the acquisition of TPI had occurred on January 1, 2007.

Operating and financial highlights for the second quarter and first half of 2008 compared with the same 2007 periods on both a reported GAAP and proforma basis appear below.

Information Services Group, Inc.	t: 203 517 3100
Four Stamford Plaza	f: 203 517 3199
107 Elm Street, Stamford, CT 06902	www.informationsg.com

Second Quarter 2008 Results

ISG reported revenues of $50.7 million during the second quarter of 2008.  ISG had no reported revenue in the second quarter of 2007.  On a proforma basis, ISG second quarter revenues were up $8.5 million (+20.1%) from $42.2 million in the second quarter of 2007.  Fee revenues (revenues before client reimbursable expenses) increased 20.7% year-over-year to $46.5 million compared with proforma second quarter 2007 results.  Revenues from international operations were up 55% from proforma second quarter 2007 levels driven by particularly strong demand for ITO strategy and assessments and contract negotiation services in Western Europe and Australia.  Second quarter 2008 revenues in the Americas were equivalent to the same prior period levels.

Reported operating income for the second quarter of 2008 was $5.6 million, up 148.3% from a proforma second quarter 2007 total of $2.2 million.  ISG’s operating income for the three months ended June 30, 2008 was up $5.9 million from a reported operating loss of $0.3 million during the same 2007 period.

Second quarter 2008 earnings before interest, taxes, depreciation and amortization (EBITDA, a non-GAAP measure) totaled $8.1 million (17.4% of fee revenues), an increase of approximately $3.1 million (+61.9%) from proforma second quarter 2007 EBITDA of $5.0 million (13.0% of fee revenues).  ISG recorded non-cash stock based compensation of $0.6 million during the second quarter of 2008.  There was no stock based compensation incurred during the second quarter of 2007.  For the second quarter of 2007, ISG reported a negative EBITDA of $0.3 million.

Significant increases in both operating income and EBITDA for the second quarter of 2008 resulted primarily from revenue growth, higher gross margins and lower general and administrative expenses partially offset by public company related expenses which increased from $0.3 million during the second quarter of 2007 to approximately $1.4 million during second quarter of 2008.

Diluted cash EPS for the second quarter of 2008 aggregated $0.17 compared with proforma diluted cash EPS of $0.05 for the second quarter of 2007.   The more than threefold increase in diluted cash EPS was principally attributable to sharply higher revenues and EBITDA margins and the impact of ISG’s ongoing share repurchase program offset partially by higher income taxes.  Reported diluted EPS for the second quarter 2008 totaled $0.08 versus $0.04 for the same 2007 period.  ISG’s second quarter 2007 reported net income and EPS was generated principally from interest income on the funds raised from the Company’s initial public offering.

First Half 2008 Results

ISG reported revenues of $96.2 million during the first half of 2008.  ISG had no reported revenue in the first half of 2007.  On a proforma basis, ISG first half revenues were up $10.7 million (+12.5%) from $85.5 million in 2007.  Fee revenue increased 12.9% year-over-year to $88.5 million compared with proforma first half 2007 results.  Revenues from international operations were up 27.0% from proforma first half 2007 levels driven by strong client demand across all of the Company’s major geographies and industry verticals.  First half 2008 revenues in the Americas were up 3.2% compared to the same prior year period.

Reported operating income for the first half of 2008 was $9.5 million, a $5.9 million or 164.0% increase from a proforma first half 2007 total of $3.6 million.  ISG’s operating income for the six months ended June 30, 2008 was up $10.0 million from a reported operating loss of $0.5 million during the same 2007 period.

First half 2008 EBITDA totaled $15.1 million (17.0% of fee revenues), an increase of approximately $6.6 million (+77.2%) from proforma first half 2007 EBITDA of $8.5 million (10.8% of fee revenues).  ISG recorded non-cash stock based compensation of $1.4 million during the first half of 2008.  There was no stock based compensation incurred during the first half of 2007.  In the first half of 2007, ISG reported negative EBITDA of $0.5 million.

Significant increases in both operating income and EBITDA for the first half of 2008 resulted primarily from revenue growth, higher gross margins and general and administrative expense productivity partially offset by public company related expenses which increased from $0.5 million during the first half of 2007 to approximately $2.2 million during the first half of 2008.

Reported net income for the first half of 2008 totaled $4.1 million, up $4.1 million from a modest proforma net loss for the same prior year period.  First half 2008 net income increased $1.4 million from $2.7 million reported during the first half of 2007.

Diluted cash EPS for the first half of 2008 aggregated $0.31 compared with proforma diluted cash EPS of $0.10 for the comparable 2007 period.  The more than threefold increase in diluted cash EPS was principally attributable to higher revenues and EBITDA margins and the impact of ISG’s share repurchase program offset partially by higher income taxes.

Reported first half 2008 diluted EPS totaled $0.13 compared with $0.08 in the first half of 2007.  ISG’s first half 2007 reported net income and EPS was generated principally from interest income on the funds raised from the Company’s initial public offering.

Other Financial and Operating Highlights

ISG cash and cash equivalents aggregated $48.5 million at June 30, 2008, a net increase of $1.3 million from year end 2007.  This increase was principally attributable to improved operating results partially offset by capital expenditures, term loan interest and principal repayments and repurchases of ISG securities.  ISG’s total outstanding debt at June 30, 2008 totaled $94.5 million.  During the first half of 2008, ISG repurchased 1,438,800 warrants and 157,711 common shares for $1.7 million under its ongoing share repurchase program pursuant to a $15 million authorization by its Board on November 14, 2007.

“ISG delivered double digit organic revenue growth with record margins in the first half of 2008,” said Michael P. Connors, Chairman and CEO of ISG. “The overall sourcing market has grown strongly over the past nine months, particularly in Western Europe.  ISG’s global leadership and robust geographic footprint have positioned us to support our clients’ needs to drive efficiencies in their key technology and business processes in the face of one of the most challenging macro-economic climates in recent memory.”

“Our focus on profitable revenue growth and achieving best in class performance levels is yielding significant margin improvements and supporting an increased level of investment in new products and services which will underpin our continued organic growth and the achievement of our three year business plan goals,” Mr. Connors added.

Conference Call

ISG has scheduled a conference call at 2:00 p.m. Eastern Time, Tuesday, August 12, 2008, to discuss the Company’s financial results.  The call can be accessed by dialing 1 (877) 719-9788 or for international callers 001 (719) 325-4797.  The access code is 4140934.

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About Information Services Group, Inc.

Information Services Group, Inc. (ISG) was founded in 2006 to build an industry-leading, high-growth, information-based services company by acquiring and growing businesses in advisory, data, business and media information services.  In November 2007, ISG acquired TPI, the largest sourcing data and advisory firm in the world.  Based in Stamford, Connecticut, ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.  For more, visit www.informationsg.com.

About TPI

TPI, a unit of ISG, is the founder and innovator of the sourcing advisory industry, and the largest sourcing data and advisory firm in the world.  TPI is expert at a broad range of business support functions and related research methodologies. Utilizing deep functional domain expertise and extensive practical experience, TPI’s accomplished industry experts collaborate with organizations to help them advance their business operations through the best combination of outsourcing, offshoring, shared services and internal service optimization. For additional information, visit www.tpi.net.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with generally accepted accounting principals (GAAP).  ISG believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the Company’s performance.

ISG provides EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation and amortization of intangible assets resulting from acquisitions) and cash earnings (defined as net income plus amortization of intangible assets and non-cash stock based compensation) which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Those factors include, without limitation: (1) the ability to successfully combine the businesses of ISG and TPI; (2) the amount of cash available, operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) changes in the stock market and interest rate environment that affect revenues; (4) diversion of management time on acquisition related issues; (5) reaction of TPI clients to the transaction; (6) retention of key employees; (7) general economic conditions such as inflation; and (8) general political and social conditions such as war, political unrest and terrorism.  The risks also relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and TPI including: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of rapid growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) operating TPI as a public company; (9) healthcare and benefit cost management; (10) ability to protect ISG and TPI’s intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors and (14) ability to achieve the cost reduction and productivity improvements contemplated by the previously announced “Value Creation Plan”.  Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission (“SEC”).  ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue	$50,693	$—	$96,247	$—
Operating expenses
Direct costs and expenses for advisors	28,242	—	54,056	—
Selling, general and administrative	14,308	—	27,548	—
Formation and operating costs	—	327	—	539
Depreciation and amortization	2,591	3	5,179	5
Operating income (loss)	5,552	(330)	9,464	(544)
Interest income	289	3,297	656	5,255
Interest expense	(1,666)	—	(3,590)	(3)
Foreign currency transaction (loss) gain	(53)	—	408	—

Income before taxes	4,122	2,967	6,938	4,708
Income tax provision	(1,698)	(1,367)	(2,851)	(2,047)
Net income	2,424	1,600	4,087	2,661
Accretion of trust fund relating to common stock subject to possible conversions	—	(3)	—	(3)
Net income attributable to common stockholders	$2,424	$1,597	$4,087	$2,658

Weighted average shares outstanding:
Basic	31,307	40,430	31,333	33,961
Diluted	31,307	40,430	31,333	33,961

Income (loss) per share:
Basic	$0.08	$0.04	$0.13	$0.08
Diluted	$0.08	$0.04	$0.13	$0.08

EBITDA	$8,090		$15,051
Less:
Income taxes	1,698		2,851
Interest expense (net of interest income)	1,377		2,934
Depreciation and amortization	2,591		5,179
Net income	$2,424		$4,087
Plus:
Amortization	2,212		4,424
Non-cash stock compensation	635		1,353
Cash Earnings	$5,271		$9,864

Cash Earnings Per Share:
Basic	$0.17		$0.31
Diluted	$0.17		$0.31

TPI Historical

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands)

	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Revenue	$42,199	$85,567
Operating expenses
Direct costs and expenses for advisors	24,858	51,141
Selling, general and administrative	12,813	26,912
Depreciation and amortization	567	1,087
Operating income	3,961	6,427
Interest income	51	127
Interest expense	(965)	(1,809)
Foreign currency transaction gain	197	220

Income before taxes	3,244	4,965
Income tax provision	(1,393)	(2,071)
Net income	$1,851	$2,894

Information Services Group, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Quarter Ended June 30, 2007

(in thousands, except share and per share data)

	ISG	TPI	Pro-Forma Adjustments		Combined

Revenue	$—	$42,199			$42,199
Operating expenses
Direct costs and expenses for advisors	—	24,858			24,858
Selling, general and administrative	327	12,812	(597	) A	12,542
Depreciation	3	348			351
Amortization	—	219	(219	) B	2,212
			2,212	B
Operating income (loss)	(330)	3,962	(1,396)		2,236
Interest income	3,297	51	(3,281	) C	327
			260	D
Interest expense	—	(965)	965	E	(2,047)
			(1,909	) F
			(138	) G
Foreign currency gain	—	197			197

Income (loss) before taxes	2,967	3,245	(5,499)		713
Income tax (provision) benefit	(1,367)	(1,394)	2,200	H	(561)
Net income (loss)	$1,600	$1,851	$(3,299)		$152

Weighted average shares outstanding:
Basic					39,217
Diluted					47,314

Net income (loss) per share:
Basic					$0.00
Diluted					$0.00

Earnings before interest, taxes, depreciation, and amortization (EBITDA)					$4,996
Less:
Income taxes					561
Interest expense (net of interest income)					1,720
Depreciation and amortization					2,563
Net income (loss)					$152
Plus:
Amortization					2,212
Non-cash stock compensation					—
Cash Earnings					$2,364

Cash Earnings Per Share:
Basic					$0.06
Diluted					$0.05

Notes:

A - Adjustment to eliminate salaries and benefits associated with executives who were or will be severed in connection with the acquisition

B - Actual amortization for three months of new intangibles, net of intangible amortization prior to the acquisition

C - Reduction of interest income earned on trust account

D - Interest on ISG residual cash

E - Eliminate interest expense on debt not assumed

F - Adjust interest to actual rate for the first three months

G - Amortization of actual debt issue costs for the first three months

H - Adjust income taxes due to pro forma income adjustments based on the statutory tax rate

Information Services Group, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2007

(in thousands, except share and per share data)

	ISG	TPI	Pro-Forma Adjustments		Combined

Revenue	$—	$85,567	$—		$85,567
Operating expenses
Direct costs and expenses for advisors	—	51,141	—		51,141
Selling, general and administrative	539	26,911	(1,297	) A	26,153
Depreciation	5	643	—		648
Amortization	—	444	(444	) B	4,040
			4,040	B
Operating income (loss)	(544)	6,428	(2,299)		3,585
Interest income	5,255	127	(5,236	) C	666
			520	D
Interest expense	(3)	(1,809)	1,809	E	(4,107)
			(3,823	) F
			(281	) G
Foreign currency gain	—	220	—		220

Income (loss) before taxes	4,708	4,966	(9,310)		364
Income tax (provision) benefit	(2,047)	(2,072)	3,724	H	(395)
Net income (loss)	$2,661	$2,894	$(5,586)		$(31)

Weighted average shares outstanding:
Basic					39,217
Diluted					39,217

Net income (loss) per share:
Basic					$(0.00)
Diluted					$(0.00)

Earnings before interest, taxes, depreciation, and amortization (EBITDA)					$8,493
Less:
Income taxes					395
Interest expense (net of interest income)					3,441
Depreciation and amortization					4,688
Net income (loss)					$(31)
Plus:
Amortization					4,040
Non-cash stock compensation					—
Cash Earnings					$4,009

Cash Earnings Per Share:
Basic					$0.10
Diluted					$0.10

Notes:

A - Adjustment to eliminate salaries and benefits associated with executives who were or will be severed in connection with the acquisition

B - Actual amortization for six months of new intangibles, net of intangible amortization prior to the acquisition

C - Reduction of interest income earned on trust account

D - Interest on ISG residual cash

E - Eliminate interest expense on debt not assumed

F - Adjust interest to actual rate for the first six months

G - Amortization of actual debt issue costs for the first six months

H - Adjust income taxes due to pro forma income adjustments based on the statutory tax rate